UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 5, 2020 (March 1, 2020)

Date of Report (Date of earliest event reported)

Mobile Mini, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of Principal Executive Offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value Preferred Share Purchase Rights	MINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Overview

On March 1, 2020, Mobile Mini, Inc., a Delaware corporation (the “Company” or “Mobile Mini”), WillScot Corporation, a Delaware corporation (“WillScot” and following the Merger, the “Combined Company”) and Picasso Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of WillScot (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of certain customary closing conditions, Merger Sub will be merged with and into Mobile Mini, with Mobile Mini surviving as a wholly-owned subsidiary of WillScot (the “Merger”). Prior to the closing of the Merger, the Company and WillScot will agree on the name and ticker symbol of the Combined Company to be effective as of the Effective Time (as defined below). The Merger Agreement is further described below.

In connection with the Merger Agreement, on March 1, 2020, WillScot entered into a commitment letter (the “Commitment Letter”) pursuant to which certain financial institutions have committed to provide a senior secured asset based revolving credit facility (the “New ABL Facility”) in an aggregate principal amount of $2.4 billion to finance the Merger. The proceeds of the New ABL Facility will be available (x) to refinance the existing ABL credit agreements of WillScot and Mobile Mini and to redeem the existing senior notes of Mobile Mini, and (y) to pay the fees, costs and expenses incurred in connection with the Merger and the related transactions, subject to customary conditions.

Concurrently with the execution and delivery of the Merger Agreement, Mobile Mini entered into a voting agreement (the “Voting Agreement”) with TDR Capital LLP (“TDR Capital”), TDR Capital II Holdings L.P. (“TDR Holdings”), and Sapphire Holding S.à r.l. (“Sapphire Holdings”), an affiliate of the investment funds managed by TDR Capital (together with TDR Capital and TDR Holdings, the “TDR Parties”) whereby Sapphire Holdings has agreed, among other things, to vote all of its shares of WillScot’s Class A common stock, par value $0.0001 per share (the “WillScot Class A Common Stock”) and WillScot’s Class B common stock, par value $0.0001 per share (the “WillScot Class B Common Stock”) in favor of the WillScot Proposals (as defined below) and the TDR Parties have agreed not to solicit an alternative acquisition proposal or participate in discussions or negotiations regarding an alternative acquisition proposal, except as authorized by WillScot’s Board of Directors in certain circumstances. The shares of WillScot Class A Common Stock and WillScot Class B Common Stock subject to the Voting Agreement represent approximately 48.2% of the issued and outstanding shares of WillScot as of March 1, 2020. The Voting Agreement is further described below.

The Merger Agreement and the Voting Agreement further provide that Sapphire Holdings will exchange all of its shares of common stock, par value $0.0001 per share (“WSHC Stock”), of William Scotsman Holdings Corp., a direct subsidiary of WillScot (“Holdings”), immediately prior to the Effective Time, for shares of WillScot Class A Common Stock, at an exchange ratio of 1.3261 times (the “Share Exchange”), without any subsequent adjustment, and, at the Effective Time, all issued and outstanding shares of WillScot Class B Common Stock (which are held by Sapphire Holdings), will be cancelled (the “WillScot Class B Cancellation”) and each of the existing shareholders agreement of Holdings and the exchange agreement of Holdings will automatically terminate and be of no further force and effect. At the effective time of the Merger (the “Effective Time”), and as a result of the WillScot Class B Cancellation and the adoption by WillScot of an amended and restated certificate of incorporation as set forth in the Merger Agreement, the Combined Company will have a single series of its common stock, par value $0.0001 per share, outstanding (the “Combined Company Common Stock”). The Merger Agreement and Voting Agreement also further provide that, at the closing of the Merger, each of the TDR Parties will enter into a shareholders agreement with Parent in the form attached to the Merger Agreement and Voting Agreement (the “Shareholders Agreement”) which is further described below.

Merger Agreement

Merger Structure

At the Effective Time, each share of Mobile Mini common stock, par value $0.01 per share (“Mobile Mini Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by Mobile Mini as treasury stock or held by its subsidiaries), will be converted into the right to receive 2.4050 shares of the Combined Company Common Stock (the “Merger Consideration”). Immediately thereafter, as contemplated by the Merger Agreement and the amended and restated WillScot certificate of incorporation to be filed at the Effective Time, all outstanding shares of WillScot Class A Common Stock will be converted into shares of the Combined Company Common Stock.

Treatment of Equity Awards

At the Effective Time, each outstanding and unexercised option to purchase shares of Mobile Mini Common Stock will be assumed by the Combined Company and become an option to purchase shares of the Combined Company Common Stock, on the same terms and conditions as applied to each such option immediately prior to the Effective Time, except that (A) the number of shares of the Combined Company Common Stock subject to such option will equal the product of (i) the number of shares of Mobile Mini Common Stock that were subject to such option immediately prior to the Effective Time multiplied by (ii) 2.4050, rounded down to the nearest whole share and (B) the per-share exercise price will equal the quotient of (1) the exercise price per share of Mobile Mini Common Stock at which such option was exercisable immediately prior to the Effective Time, divided by (2) 2.4050, rounded up to the nearest whole cent.

At the Effective Time, each unvested outstanding restricted stock award with respect to shares of Mobile Mini Common Stock shall become vested as of immediately prior to the Effective Time, by virtue of the Merger, and in accordance with its terms will be converted into the right to receive the Merger Consideration in respect of each underlying share of Mobile Mini Common Stock.

Governance

The Merger Agreement provides that, as of the Effective Time, Bradley L. Soultz, the Chief Executive Officer (the “CEO”) of WillScot, will serve as the CEO of the Combined Company, and Kelly Williams, the President and CEO of Mobile Mini, will be appointed to serve as the President and Chief Operating Officer of the Combined Company, in each case for an initial term of 24 months. The Merger Agreement further provides that Timothy D. Boswell, the Chief Financial Officer (the “CFO”) of WillScot, will serve as the CFO of the Combined Company, Christopher J. Miner, the General Counsel (“GC”) of Mobile Mini, will be appointed to serve as the GC of the Combined Company and Hezron T. Lopez, the GC of WillScot, will be appointed to serve as the Chief Human Resources Officer of the Combined Company. The Merger Agreement also provides that, as of the Effective Time, the Board of Directors of the Combined Company will consist of eleven members, which will be comprised of (i) six directors designated by WillScot (the “Continuing WillScot Directors”), two of whom will be designated by Sapphire Holdings and (ii) five directors designated by Mobile Mini (the “Continuing Mobile Mini Directors”). The Continuing WillScot Directors are Mark S. Bartlett, Gerard E. Holthaus, Gary Lindsay, Stephen Robertson, Jeff Sagansky and Bradley L. Soultz with Messrs. Lindsay and Robertson having been designated by Sapphire Holdings. The Continuing Mobile Mini Directors are Sara R. Dial, Jeffrey S. Goble, Kimberly J. McWaters, Erik Olsson and Michael W. Upchurch. The Merger Agreement also provides that the Combined Company’s headquarters will be in Phoenix, Arizona as of the Effective Time.

Representations, Warranties and Covenants

WillScot and Mobile Mini have each made customary representations, warranties and covenants in the Merger Agreement with respect to each party’s business, including covenants by each party, subject to certain exceptions, to conduct its business in all material respects in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

Closing Conditions

The completion of the Merger is subject to certain conditions, including: (i) the approval of the Merger and the Merger Agreement by Mobile Mini’s stockholders; (ii) the approval by WillScot’s stockholders of the issuance of the Merger Consideration in connection with the Merger and the adoption of an amended and restated certificate of incorporation for WillScot, effective upon consummation of the Merger (the “Charter Amendment” and together with the issuance of Merger Consideration, the “WillScot Proposals”); (iii) entry into definitive agreements with respect to that certain debt financing contemplated by the Commitment Letter; (iv) the termination or expiration of any applicable waiting period or periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) without the imposition of a “Regulatory Adverse Effect” (as defined in the Merger Agreement); (v) in the case of Mobile Mini, the completion of the Share Exchange; (vi) the delivery of certain tax opinions by counsel to each of WillScot and Mobile Mini that the Merger will be treated as a reorganization within Section 368(a) of the Internal Revenue Code of 1986, as amended; (vii) the absence of any law, injunction, judgment, order, decree or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement and the ancillary agreements; (viii) the effectiveness of WillScot’s registration statement on Form S-4, registering the Merger Consideration; (ix) compliance by WillScot and Mobile Mini in all material respects with their respective obligations under the Merger Agreement; and (x) subject in most cases to exceptions that do not rise to the level of a “Company Material Adverse Effect” or “Parent Material Adverse Effect” (each as defined in the Merger Agreement), as applicable, the accuracy of representations and warranties made by Mobile Mini and WillScot, respectively.

Stockholder Meetings; Non-Solicitation; Intervening Events

The Merger Agreement requires each of WillScot and Mobile Mini to convene a stockholders meeting for purposes of obtaining the necessary stockholder approvals required in connection with the Merger. In addition, subject to certain exceptions and the exercise of certain fiduciary duties, as required under applicable law, each of WillScot and Mobile Mini has agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, any alternative transaction and (ii) that its Board of Directors will recommend that its stockholders approve and adopt the WillScot Proposals, the Merger and the Merger Agreement, as applicable.

Prior to the approval of the WillScot Proposals by WillScot’s stockholders or the approval and adoption of the Merger and the Merger Agreement by Mobile Mini’s stockholders, as applicable, the Board of Directors of WillScot or the Board of Directors of Mobile Mini, as applicable, may, in connection with (i) the receipt of a “Parent Superior Proposal” or a “Company Superior Proposal” (each as defined in the Merger Agreement), respectively, or (ii) a “Parent Intervening Event” or a “Company Intervening Event” (each as defined in the Merger Agreement), respectively, change its recommendation in favor of the WillScot Proposals or the Merger and the Merger Agreement, respectively, and, in the case of (i), enter into a definitive agreement implementing such Parent Superior Proposal or a Company Superior Proposal, as applicable, in each case, if the failure to do so would be inconsistent with its fiduciary duties subject to complying with applicable notice requirements and other specified conditions, including giving the other party the opportunity to propose changes to the Merger Agreement in response to such Parent Superior Proposal, Company Superior Proposal, Parent Intervening Event or Company Intervening Event, as applicable.

Termination; Termination Fees

The Merger Agreement may be terminated by WillScot and Mobile Mini by mutual agreement. Furthermore, either party may terminate the Merger Agreement, among other things, if (i) subject to limited exceptions, the Merger has not been consummated on or before December 1, 2020 (as extended subject to the following proviso, the “End Date”), subject to certain rights to extend such date to March 1, 2021, in order to obtain approval under the HSR Act, (ii) if there is in effect a law enacted after the date of the signing of the Merger Agreement that permanently enjoins, prevents and prohibits the consummation of the Merger and transactions contemplated by the Merger Agreement and ancillary agreements and which, in the case of a judgment, order or decree, has become final and non-appealable, (iii) the required vote of Mobile Mini’s stockholders is not obtained or (iv) the required vote of WillScot’s stockholders is not obtained.

In the event of a termination of the Merger Agreement under certain circumstances, WillScot or Mobile Mini may be required to pay a termination fee to the other.

Mobile Mini would be required to pay WillScot a termination fee of $57,086,000 if the Merger Agreement is terminated (i) by WillScot prior to receipt of Mobile Mini’s stockholder approval as a result of a change in the recommendation of the Mobile Mini Board of Directors, (ii) by WillScot due to Mobile Mini’s willful breach of the provisions of the Merger Agreement relating to non-solicitation of alternative transactions or (iii) by WillScot or Mobile Mini if Mobile Mini’s stockholder approval is not obtained and, at the time of termination, the Merger Agreement was terminable under clause (i) or (ii) above. In addition, Mobile Mini would be required to pay to WillScot a termination fee of $57,086,000 if prior to receipt of Mobile Mini’s stockholder approval, the Mobile Mini Board of Directors authorizes Mobile Mini to enter into a definitive agreement with respect to a Company Superior Proposal, subject to certain conditions and limitations. Furthermore, Mobile Mini would be required to pay WillScot a termination fee of $57,086,000 if (w) the required vote of Mobile Mini’s stockholders is not obtained, (x) prior to such vote, an alternative acquisition of Mobile Mini was publicly disclosed or announced or made known to the management or Mobile Mini’s Board of Directors and was not timely withdrawn, (y) the Merger Agreement is terminated by either party and (z) within twelve months after such termination, Mobile Mini consummates such alternative transaction or enters into an agreement for such alternative transaction (and such alternative transaction is subsequently consummated within or after twelve months of such termination). Lastly, Mobile Mini would be required to pay a termination fee of $57,086,000 if (A) WillScot or Mobile Mini terminates the Merger Agreement on the basis the Merger has not been consummated on or prior to the End Date and the required vote of Mobile Mini’s stockholders has not been obtained at a meeting of Mobile Mini’s stockholders at the time of termination, (B) at or prior to the time of termination, an acquisition of Mobile Mini was publicly proposed or announced or made known to the management or Board of Directors of Mobile Mini and was not timely withdrawn and (C) within twelve months after such termination, Mobile Mini consummates such alternative transaction or enters into an agreement for such alternative transaction (and such alternative transaction is subsequently consummated within or after twelve months of such termination).

WillScot would be required to pay Mobile Mini a termination fee of $66,600,000 if the Merger Agreement is terminated (i) by Mobile Mini prior to receipt of WillScot’s stockholder approval as a result of a change in the recommendation of the WillScot Board of Directors, (ii) by Mobile Mini due to WillScot’s willful breach of the provisions of the Merger Agreement relating to non-solicitation of alternative transactions or any of the TDR Parties’ willful breach of the provisions of the Voting Agreement relating to non-solicitation of alternative transactions or (iii) by WillScot or Mobile Mini if WillScot’s stockholder approval is not obtained and, at the time of termination, the Merger Agreement was terminable under clause (i) or (ii) above. In addition, WillScot would be required to pay Mobile Mini a termination fee of $66,600,000 if prior to receipt of WillScot’s stockholder approval, the WillScot Board of Directors authorizes WillScot to enter into a definitive agreement with respect to a Parent Superior Proposal, subject to certain conditions and limitations. Furthermore, WillScot would be required to pay Mobile Mini a termination fee of $66,600,000 if (w) the required vote of WillScot’s stockholders is not obtained, (x) prior to such vote, an alternative acquisition of WillScot was publicly disclosed or announced or made known to the management or WillScot’s Board of Directors and was not timely withdrawn, (y) the Merger Agreement is terminated by either party and (z) within twelve months after such termination, WillScot consummates such alternative transaction or enters into an agreement for such alternative transaction (and such alternative transaction is subsequently consummated within or after twelve months of such termination). Lastly, WillScot would be required to pay a termination fee of $66,600,000 if (A) WillScot or Mobile Mini terminates the Merger Agreement on the basis the Merger has not been consummated on or prior to the End Date and the required vote of WillScot’s stockholders has not been obtained at a meeting of WillScot’s stockholders at the time of termination, (B) at or prior to the time of termination, an acquisition of WillScot was publicly proposed or announced or made known to the management or Board of Directors of WillScot and was not timely withdrawn and (C) within twelve months after such termination, WillScot consummates such alternative transaction or enters into an agreement for such alternative transaction (and such alternative transaction is subsequently consummated within or after twelve months of such termination).

Voting Agreement

The Voting Agreement requires (i) Sapphire Holdings to vote all of its shares of the WillScot Class A Common Stock and WillScot Class B Common Stock, (A) in favor of the WillScot Proposals, (B) against any competing transaction and, in the event of any adverse recommendation by the Board of Directors of WillScot to its stockholders involving or related to a Parent Intervening Event (as defined in the Merger Agreement), in the same proportion as the votes cast by the other WillScot stockholders and (C) against any corporate action which would prevent or materially delay the transactions contemplated by the Merger Agreement or otherwise result in a material breach of any of WillScot’s or Sapphire Holdings’ obligations under the Merger Agreement and Voting Agreement, as applicable, (ii) that Sapphire Holdings not transfer its shares of its WillScot Class A Common Stock, WillScot Class B Common Stock or WSHC Stock without the prior written consent of Mobile Mini, with certain limited exceptions, and (iii) that each of the TDR Parties not solicit an alternative acquisition transaction or participate in discussions or negotiations regarding an alternative acquisition transaction, except as authorized by the Board of Directors of WillScot in certain circumstances. The Voting Agreement will terminate upon the earliest of the Effective Time and termination of the Merger Agreement in accordance with its terms. In addition, Sapphire Holding may terminate the Voting Agreement following an adverse recommendation of the WillScot’s Board of Directors involving or relating to a Parent Superior Proposal, any change to the merger consideration that is adverse to Sapphire Holding or any other amendment to the Merger Agreement that is adverse to Sapphire Holding in any material respect.

Shareholders Agreement

The Shareholders Agreement will be entered into at closing of the merger and provides for, as of the closing, (a) Sapphire Holding’s right to nominate (i) two directors to the Combined Company’s Board of Directors for so long as the TDR Parties beneficially own at least 15% of the outstanding the Combined Company Common Stock and (ii) one director to the Combined Company’s Board of Directors for so long as the TDR Parties beneficially own at least 5%, but less than 15%, of the outstanding the Combined Company Common Stock, (b) certain standstill obligations of Sapphire Holding and its affiliates for so long as TDR Holdings beneficially owns at least 5% of the outstanding the Combined Company Common Stock, (c) certain transfer restrictions on the TDR Parties, including a lock-up period of six months after the closing of the Merger (the “Lock-up Period”) and restrictions on the volume of shares that can be transferred after the lock-up period expires, as further described below and (d) certain confidentiality obligations of the TDR Parties. Following the Lock-up Period, Sapphire Holdings will be (i) prohibited from transferring (x) more than 50% of its Combined Company Common Stock for a period of one year following the Lock-up Period, (y) its Combined Company Common Stock to any person or group who beneficially owns more than, or as a result of such transfer, would beneficially own more than, 5% of the Combined Company Common Stock, (z) until such time that Sapphire Holdings beneficially owns less than 5% of the Combined Company Common Stock, more than 2.5% of its Combined Company Common Stock in any 90-day period in an open market sale or block trade, subject to certain exceptions, and (ii) required to transfer its Combined Company Common Stock in accordance with the terms of the Combined Company’s securities trading policy, as may be in effect.

Description of Merger Agreement, Voting Agreement and Shareholders Agreement Not Complete

The foregoing description of the Merger Agreement, the Voting Agreement and the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement (and Shareholders Agreement in the form attached as Exhibit F to the Merger Agreement) and the Voting Agreement, as applicable, copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

A copy of the Merger Agreement, the Voting Agreement and the Shareholders Agreement have been included to provide WillScot’s stockholders, Mobile Mini’s stockholders and other security holders with information regarding such agreements terms and is not intended to provide any factual information about WillScot or Mobile Mini. The representations, warranties and covenants contained in the Merger Agreement, the Voting Agreement and the Shareholders Agreement have been made (or, in the case of the Shareholders Agreement, will be made) solely for the purposes of the Merger Agreement. the Voting Agreement and the Shareholders Agreement, as applicable, and as of specific dates; were made (or, in the case of the Shareholders Agreement, will be made) solely for the benefit of the parties to the Merger Agreement, the Voting Agreement and the Shareholders Agreement, as applicable; are not intended as statements of fact to be relied upon by WillScot’s stockholders, Mobile Mini’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, the Voting Agreement and the Shareholders Agreement, as applicable, which disclosures are not reflected in the Merger Agreement itself, the Voting Agreement itself or the Shareholders Agreement itself, as applicable; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by WillScot’s stockholders, Mobile Mini’s stockholders or other security holders. WillScot’s stockholders, Mobile Mini’s stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Mobile Mini’s stockholders’ right to receive the Merger Consideration and the right of holders of Mobile Mini equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement), the Voting Agreement and the Shareholders Agreement, as applicable, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WillScot, Mobile Mini, Merger Sub or TDR Parties, as applicable. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, the Voting Agreement and the Shareholders Agreement, as applicable, which subsequent information may or may not be fully reflected in WillScot’s or Mobile Mini’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement, the Voting Agreement and the Shareholders Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Voting Agreement, the Shareholders Agreement, the Merger, WillScot, Mobile Mini, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of WillScot and Mobile Mini and a prospectus of WillScot, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that each of WillScot and Mobile Mini make with the SEC.

Cautionary Statement

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “projects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “shall,” “continue,” “outlook”

and variations of these words and similar expressions (or the negative thereof) identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements relate to the proposed business combination (the “Proposed Transaction”) involving WillScot and Mobile Mini, including: expected scale; operating efficiency; stockholder, employee and customer benefits; key assumptions; timing of closing; the amount and timing of revenue and expense synergies; future financial benefits and operating results; and integration spend, which reflects management’s beliefs, expectations and objectives as of the date hereof. Achievement of the expressed beliefs, expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from those beliefs, expectations or objectives. These forward-looking statements are only estimates, assumptions and projections, and involve known and unknown risks and uncertainties, many of which are beyond the control of WillScot and Mobile Mini.

Important Proposed Transaction-related factors that may cause such differences include, but are not limited to: the risk that expected revenue, expense and other synergies from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; the inherent uncertainty associated with financial or other projections; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including stockholder and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and disruptions to the parties’ businesses and financial condition as a result of the announcement and pendency of the Proposed Transaction. Other important factors include: the parties’ ability to manage growth and execute their business plan; their estimates of the size of the markets for their products; the rate and degree of market acceptance of their products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting their profitability (including cost increases resulting from tariffs); general economic and market conditions impacting demand for their products and services; the value of WillScot’s shares to be issued in the Proposed Transaction; the parties’ capital structure, levels of indebtedness and availability of credit; expected financing transactions undertaken in connection with the Proposed Transaction; third party contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; the ability to retain and hire key personnel and uncertainties arising from leadership changes; the response of business partners as a result of the announcement and pendency of the Proposed Transaction; the diversion of management attention from business operations to the Proposed Transaction; the ability to implement and maintain an effective system of internal controls; potential litigation and regulatory matters involving the combined company; implementation of tax reform; the intended qualification of the Proposed Transaction as a tax-free reorganization; the changes in political conditions in the U.S. and other countries in which the parties operate, including U.S. trade policies or the U.K.’s withdrawal from the European Union; and such other risks and uncertainties described in the periodic reports WillScot and Mobile Mini file with the SEC from time to time including WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020 and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020, both of which are available through the SEC’s EDGAR system at www.sec.gov.

Investors are cautioned not to place undue reliance on these forward-looking statements as the information in this report speaks only as of the date of this report or such earlier date as specified herein. WillScot and Mobile Mini disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. All subsequent written and oral forward-looking statements attributable to WillScot, Mobile Mini or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Important Information About the Proposed Transaction

Additional Information

In connection with the Proposed Transaction, WillScot will file a registration statement on Form S-4, which will include a document that serves as a prospectus of WillScot and a joint proxy statement of WillScot and Mobile Mini (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS

SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to WillScot’s stockholders and Mobile Mini’s stockholders. Investors and security holders will be able to obtain these documents (if and when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by WillScot with the SEC may also be obtained free of charge from WillScot by requesting them by mail at WillScot Corporation, 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231. The documents filed by Mobile Mini may also be obtained free of charge from Mobile Mini by requesting them by mail at Mobile Mini, Inc. 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008.

Participants in the Solicitation

WillScot, Mobile Mini, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about WillScot’s directors and executive officers is available in WillScot’s proxy statement, dated April 30, 2019 for the 2019 Annual Meeting, WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020, and WillScot’s Current Reports on Form 8-K filed with the SEC on May 17, 2019 and June 19, 2019. Information about Mobile Mini’s directors and executive officers is available in Mobile Mini’s proxy statement, dated March 12, 2019 for its 2019 Annual Meeting of Stockholders and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, WillScot or Mobile Mini as indicated above.

No Offer or Solicitation

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of March 1, 2020, by and among WillScot Corporation, Picasso Merger Sub, Inc. and Mobile Mini, Inc.

10.1	Voting Agreement, dated as of March 1, 2020, by and between Mobile Mini, Inc, TDR Capital LLP, TDR Capital II Holdings L.P. and Sapphire Holding S.à r.l.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of March 1, 2020, by and among WillScot Corporation, Picasso Merger Sub, Inc. and Mobile Mini, Inc.

10.1	Voting Agreement, dated as of March 1, 2020, by and between Mobile Mini, Inc, TDR Capital LLP, TDR Capital II Holdings L.P. and Sapphire Holding S.à r.l.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2020

Mobile Mini, Inc.

By:	/s/ Christopher J. Miner
Name:	Christopher J. Miner
Title:	Senior Vice President and General Counsel